SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2005

MOOG INC.
(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)
East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (716) 652-2000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 6, 2005, material presenting information about Moog Inc. (the "Company"), including financial projections, will be distributed at a conference sponsored by Credit Suisse First Boston.

The Company is reaffirming its outlook for net sales and diluted earnings per share for fiscal year 2006. Sales are forecast to be in the range of $1.177 billion to $1.197 billion and diluted earnings per share are forecast to be in the range of $1.79 to $1.87. These are the same ranges as included in Form 8-K dated and filed on November 4, 2005.

The information in this report being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, except as expressly stated by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: December 6, 2005	By:	/s/ Donald R. Fishback
	Name:	Donald R. Fishback
Controller